                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/ /  Preliminary Information Statement

/ /  Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

/X/  Definitive Information Statement

--------------------------------------------------------------------------------

                               GMX RESOURCES INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies;

    (2) Aggregate number of securities to which transaction applies;

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined);

    (4) Proposed maximum aggregate value of transaction;

    (5) Total fee paid:

/ /  Fee paid previously with preliminary materials

/ /  Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

--------------------------------------------------------------------------------

                               GMX RESOURCES INC.
                         9400 NORTH BROADWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2001

                            ------------------------

To The Shareholders of GMX RESOURCES INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of GMX RESOURCES INC., an Oklahoma corporation (the "Company"), will be held on May 30, 2001 at 10:00 a.m. at The Waterford Marriott Hotel, Chapter Room, 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118, for the following purposes:

    1. To elect four directors for the ensuing year and until their successors are elected and qualified.

    2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

    The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this Notice may be taken without further notice to the shareholders, unless required by applicable law or our Bylaws.

    Only shareholders of record at the close of business on April 16, 2001 are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company's principal executive offices, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting. All shareholders are cordially invited to attend the meeting in person.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [/S/ KEN L. KENWORTHY, SR.]

                                          Ken L. Kenworthy, Sr., SECRETARY

Oklahoma City, Oklahoma
May 4, 2001

                               GMX RESOURCES INC.
                         9400 NORTH BROADWAY, SUITE 600
                         OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711

                            ------------------------

                             INFORMATION STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 2001

    The following information is furnished in connection with the Annual Meeting of Shareholders (the "Annual Meeting") of GMX RESOURCES INC., an Oklahoma corporation (the "Company"), to be held on Wednesday, May 30, 2001 at 10:00 a.m. at The Waterford Marriott Hotel, Chapter Room, 6300 Waterford Boulevard, Oklahoma City, Oklahoma, 73118. This Information Statement will be sent or given to the holders of record of common stock of GMX on or about May 4, 2001.

    The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on April 16. On that date, we had 4,250,000 shares of common stock outstanding. Holders of GMX common stock are entitled to one vote per share.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             ELECTION OF DIRECTORS

    The Board of Directors has established the size of the Board as four and has nominated the current four members of the Board for re-election. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

    Each nominee named below is currently a director of the Company and has agreed to serve if elected. Management has no reason to believe that any nominee will be unable to serve.

NOMINEES

    The nominees for directors of the Company are as follows:

NAME                         AGE          POSITION CURRENTLY HELD      DIRECTOR OF GMX SINCE
----                       --------   -------------------------------  ---------------------
Ken L. Kenworthy, Jr.....     44      President and Director                   1998

Ken L. Kenworthy, Sr.....     66      Executive Vice President, Chief          1998
                                      Financial Officer and Director

T. J. Boismier...........     66      Director                                 2001

Paul Malloy..............     47      Director                                 2001

    The following is a brief description of the business background of each of our directors.

    KEN L. KENWORTHY, JR. is a co-founder of GMX and has been President and a director since the company's inception in 1998. In 1980, he founded OEXCO Inc., a privately held oil and gas company, which he managed until 1995 when its properties were sold for approximately $13 million. During this period OEXCO operated 300 wells and drilled and discovered seven fields and dozens of new zones. During this same period, he formed and managed a small gas gathering system. From 1995 until he founded GMX in 1998, Mr. Kenworthy was a private investor. From 1980 to 1984, he was a partner in

Hunt-Kenworthy Exploration which was formed to share drilling and exploration opportunities in different geological regions. Prior to 1980, he held various geology positions with Lone Star Exploration, Cities Service Gas Co., Nova Energy, and Berry Petroleum Corporation. He also served as a director of Nichols Hills Bank, a commercial bank in Oklahoma City, Oklahoma for ten years before it was sold in 1996 to what is now Bank of America. He is a member of the American Association of Petroleum Geologists and Oklahoma City Geological Society.

    KEN L. KENWORTHY, SR. is a co-founder of GMX and has been Executive Vice President, Chief Financial Officer and a director since the company's inception in 1998. From 1993 to 1998, he was principal owner and Chairman of Granita
Sales Inc., a privately-held frozen beverage manufacturing distribution company. Prior to that time, he held various financial positions with private and public businesses, including from 1970 to 1984, as vice president, secretary-treasurer, chief financial officer and a director of CMI Corporation, a New York Stock Exchange listed company which manufactures and sells road-building equipment. He has held several accounting industry positions including past president of the Oklahoma City Chapter National Association of Accountants, past vice president of the National Association of Accountants and past officer and director of the Financial Executives Institute.

    T. J. BOISMIER is founder, president and chief executive officer of T. J. Boismier Co., Inc., a privately held mechanical contracting company in Oklahoma City, Oklahoma which designs and installs plumbing, heating, air conditioning and utility systems in commercial buildings, a position he has held since 1961. He became a director in February 2001 simultaneously with the completion of the Company's initial public offering.

    PAUL MALLOY is a financial advisor and associate vice president of Morgan Stanley Dean Witter in Oklahoma City, Oklahoma, a position he has held since 1987. He is also the general partner of The Buffalo Company, a privately held oil and gas royalty ownership company. He became a director in February 2001 simultaneously with the completion of the Company's initial public offering.

    Ken Kenworthy, Sr. is the father of Ken Kenworthy, Jr. and Kyle Kenworthy.

BOARD COMMITTEES

    Our Board of Directors has an Audit Committee and a Compensation Committee each consisting of Messrs. T. J. Boismier and Paul Malloy.

AUDIT COMMITTEE

    The Audit Committee functions include recommending to the board of directors the engagement of GMX's independent public accountants, reviewing with such accountants the results and scope of their auditing engagement and various other matters. This committee did not meet in 2000 because it was not formed until the initial public offering on February 12, 2001. Since February 12, 2001 the Committee has met once. The Committee operates under a written charter adopted by the Board of Directors which is attached as Appendix A.

REPORT OF THE AUDIT COMMITTEE

    The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

    The Committee has received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 relating to their independence and the Committee discussed with the independent accountants that firm's independence. The Audit Committee has considered whether the non-audit services provided by the independent auditors is compatible with the auditor's independence.

    Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

    The Compensation Committee is responsible for establishing compensation policies and levels for our chief executive officer and other senior officers. The Committee makes recommendations to the Board of Directors of the Company with respect to the various executive compensation plans which have been or may be adopted by the Company, as well as the specific compensation levels of executive officers. This Committee also did not meet in 2000 because it was not formed until the initial public offering on February 12, 2001. Since
February 12, 2001 the Committee has met one time to approve increases in base compensation for Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr.

NOMINATING COMMITTEE

    The Board of Directors does not have a nominating committee. The entire Board performs this function and evaluates and recommends nominees for election to the Board of Directors. Although there is no formal procedure for shareholders to recommend nominees for the Board of Directors, the Board will consider such recommendations if submitted in writing addressed to the Secretary of the Company

BOARD OF DIRECTORS MEETINGS

    During the year ended December 31, 2000, the Board of Directors held two meetings and acted by unanimous written consent without a meeting two times. All directors attended 100% of the meetings held during 2000 by the Board of Directors.

COMPENSATION OF DIRECTORS

    Nonemployee directors, T.J. Boismier and Paul Malloy, will receive $750 for each board and $500 for each committee meeting which they attend. We have also granted options to our nonemployee directors. Each nonemployee director received an option on February 16, 2001 to purchase 10,000 shares of common stock at a price of $8.00 per share (the initial public offering price of our units) which will vest at a rate of 25% per year for each year of continued service. These directors received an additional option on March 16, 2001 (when our units split into common stock and warrants) to purchase 5,000 shares of common stock at a price of $4.03 per share (the market price of our common stock on the date of grant), also vesting at 25% per year for each year of continued service.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    The executive officers of the Company are as follows:

NAME                          AGE                           POSITION
----                        --------                        --------
Ken L. Kenworthy, Jr......     44      President and Director

Ken L. Kenworthy, Sr......     66      Executive Vice President, Chief Financial Officer
                                       and Director

Kyle Kenworthy............     39      Vice President--Land

Jon Stromberg.............     62      Vice President--Operations

    The executive officers of the Company are elected by the Board of Directors and serve at its discretion. The following is a brief description of the business background of each of the executive officers who are not directors of the Company. For the descriptions of the business background of Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr., see "Election of Directors--Nominees."

    KYLE KENWORTHY became Vice President of Land for the company in March, 1999. From 1997 until he joined the company, he was an independent petroleum landman, performing contract land services for other oil and gas companies, and from 1992 to 1997 he was an independent real estate investor and manager. Prior to that time, he was employed by H&K Exploration and OEXCO Inc. in various geological, accounting and land management positions over a 12 year period at OEXCO, Mr. Kenworthy helped structure and managed an aggressive drilling program in Oklahoma City and surrounding areas for over 300 company operated wells.

    JON STROMBERG became Vice President of Operations for the company on October 1, 2000. From 1990 until he joined the company, Mr. Stromberg was an independent consulting engineer based in Oklahoma City, Oklahoma, providing drilling, production, reservoir management and reserve engineering services to various companies including GMX. Mr. Stromberg is a registered petroleum engineer and is a member of the Society of Petroleum Engineers.

SIGNIFICANT EMPLOYEE

    On February 6, 2001, we employed William A. Buntyn as an operations manager with responsibilities for supervising drilling, completion and production operations. Since 1992, Mr. Buntyn was a self-employed drilling, completion and production consultant for various companies. From 1984 to 1992, he was vice-president of operations of OEXCO, Inc.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation received by the chief executive officer of GMX and the other executive officers of GMX.

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL COMPENSATION
                                                           -------------------------------------
                                                                                    OTHER ANNUAL
NAME AND PRINCIPAL POSITION                       YEAR      SALARY        BONUS     COMPENSATION
---------------------------                     --------   --------      --------   ------------
Ken L. Kenworthy, Jr. ........................    1998     $45,000        $   --       $    --
President                                         1999      86,500            --            --
                                                  2000     135,000            --            --

Ken L. Kenworthy, Sr. ........................    1998     $45,000            --       $    --
Executive Vice President, and Chief Financial     1999      96,500            --            --
  Officer                                         2000     125,000            --            --

Kyle Kenworthy ...............................    1998     $    --        $   --       $    --
Vice President--Land                              1999      40,000         1,000            --
                                                  2000      46,500         4,000            --

Jon Stromberg.................................    2000     $27,000(1)     $4,000       $    --(2)

------------------------

(1) Salary from date of employment on October 1, 2000 through December 31, 2000. Prior to October 1, 2000, Mr. Stromberg served as an independent consultant.

(2) See "Certain Transactions".

    We increased the base salaries of certain of our executive officers to a level comparable to similarly sized oil and gas companies to $175,000 for Messrs. Kenworthy, Jr. and Kenworthy, Sr., effective February 1, 2001, and to $54,000 per year for Kyle Kenworthy, effective January 1, 2001.

    No stock options were granted during the year ended December 31, 2000 under the Company's Stock Option Plan to the named executive officers. On
February 16, 2001, on completion of the initial public offering and separation of the units into common stock and warrants, we granted options to Messrs. Kyle Kenworthy and Jon Stromberg for 10,000 shares each at an option exercise price of $8.00 per share (equal to the unit price in the initial public offering). All of these options vest at the rate of 25% per year and expire in 2010. On
March 16, 2001, when the units separated into common stock and warrants, we granted additional options to Kyle Kenworthy and Jon Stromberg for 5,000 shares each at an option price of $4.03 per share (equal to the market price for our common stock on that date).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2001, by (i) each person or group of affiliated persons known to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

    As of March 31, 2001, there were 4,250,000 shares of common stock outstanding. Except as otherwise listed below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

                                                          NUMBER OF
BENEFICIAL OWNER                                            SHARES     PERCENT OF TOTAL
----------------                                          ----------   ----------------
Ken L. Kenworthy, Jr.(1)(2).............................  1,934,676           45.5%
Ken L. Kenworthy, Sr.(2)................................    967,324           22.8%
Jon Stromberg...........................................     98,000(3)         2.3%
T. J. Boismier..........................................     10,000(4)           *
Paul Malloy.............................................        500(3)           *
Kyle Kenworthy..........................................         --(3)          --
All executive officers and directors as a
  group (7 persons).....................................  3,010,500           70.8%

------------------------

*   Less than 1%.

(1) Shares owned by Mr. Kenworthy, Jr. include 967,338 shares owned by his wife as to which he disclaims beneficial ownership.

(2) The business address of Messrs. Kenworthy, Jr. and Kenworthy, Sr. is 9400 North Broadway, Oklahoma City, Oklahoma 73114.

(3) Excludes for each person shares underlying options granted to these individuals which are not exercisable within 60 days of March 31, 2001. See "Election of Directors--Compensation of Directors" and "Executive Compensation and Other Information--Executive Compensation".

(4) Includes 5,000 shares which Mr. Boismier has the right to acquire upon exercise of Class A and Class B warrants.

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

    KPMG LLP served as our independent auditors for the year ending
December 31, 2000 and, although they have not been formally selected, they are expected to be selected as our independent auditors for the year ending
December 31, 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

    On October 10, 2000, we terminated Wright & McAfee and elected to engage KPMG LLP to audit our financial statements as of December 31, 1999 and for the year then ended due to KPMG's more extensive experience with publicly-held companies. Wright & McAfee's report on our financial statements for the year ended December 31, 1998 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Wright & McAfee on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure for the year ended December 31, 1998 and through October 10, 2000. The decision to change accountants was approved by the board of directors.

AUDIT AND OTHER FEES

    For the fiscal year ended December 31, 2000, the Company paid the following fees to KPMG LLP:

Audit Fees.................................................  $35,000

Financial Information Systems Design and Implementation
  Fees.....................................................       --

All Other Fees.............................................  $80,000

    "All Other Fees" include services related to registration statements filed with the Securities and Exchange Commission and, to a lesser extent accounting consulting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. All officers and directors were required to file initial reports of beneficial ownership on Forms 3 on February 12, 2001 when we became subject to the requirements of
Section 16(a). All of these initial reports were filed late on March 1, 2001.

                              CERTAIN TRANSACTIONS

    Ken L. Kenworthy, Sr. and Ken L. Kenworthy, Jr. have both been guarantors of our bank debt. Each of their guarantees are limited to $1,000,000.

    Ken L. Kenworthy, Jr. loaned an aggregate amount of $575,000 to GMX in March and May, 1999 to fund the repurchase of stock from a former shareholder and to provide working capital. These loans bear interest at a floating prime rate, averaging 9.2% for the year ended December 31, 1999 and 9.6% for the year ended December 31, 2000. The loans matured on March 11, 2001. The loans are secured by undeveloped oil and gas leases. For the years ended December 31, 1999 and 2000, interest accrued on these loans was $29,200 and $47,848, respectively. Interest was paid monthly. At June 30, 2000, the balance of this debt was $575,000 and was reduced to $427,500 thereafter by a payment made by the company. The remaining debt was paid in February 2001 out of the proceeds of the initial public offering.

    In October 2000, Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr. jointly loaned $230,000 to GMX to fund the repurchase of preferred stock held by an unrelated third party. This loan bore interest at a floating prime rate and was repaid on October 31, 2000 from borrowings under our credit facility.

    In February, 2000, we issued 98,000 shares of common stock to Jon Stromberg, our current Vice PresidentCOperations, for engineering consulting services valued at $50,659 primarily performed in 1999 and pursuant to an agreement reached with Mr. Stromberg in February 1999. In connection with such issuance, Mr. Stromberg entered into an agreement providing for certain restrictions relating to the voting and transfer of his shares which terminated upon completion of the initial public offering. During 2000, prior to Mr. Stromberg's becoming employed on October 1, 2000, we paid him $79,112 in consulting fees for engineering consulting services.

    We believe all of the transactions described above were on terms as favorable to the Company as those that could have been obtained from unrelated parties in arms length transactions. These transactions were not approved by independent directors because we did not have independent directors until after the closing of the offering. Any future affiliate transactions will be subject to review by our independent directors who will have access, at our expense, to our counsel or independent legal counsel.

                                     VOTING

    The Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

    Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

    Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

                                 OTHER MATTERS

    As of the date of this Information Statement, we do not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may be properly brought before the Annual Meeting by or at the direction of our Board of Directors.

                                 ANNUAL REPORT

    Our Annual Report to Shareholders for the year ended December 31, 2000, including audited financial statements, is enclosed. No part of the Annual Report to Shareholders is incorporated in this Information Statement.

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO KEN L. KENWORTHY, SR., 9400 NORTH BROADWAY, SUITE 600, OKLAHOMA CITY, OKLAHOMA 73114.

                                   APPENDIX A
                               GMX RESOURCES INC.
                            AUDIT COMMITTEE CHARTER

    This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of GMX RESOURCES INC. (the "Company") and shall serve as the governing document of the Audit Committee of the Board (the "Audit Committee") of the Company.

                          ROLE OF THE AUDIT COMMITTEE

    The Board shall appoint the Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company,
(ii) the compliance by the Company with legal and regulatory requirements, and
(iii) the independence and performance of the Company's internal and external auditors. The Audit Committee also may have such other duties as may from time to time be assigned to it by the Board.

                           AUDIT COMMITTEE MEMBERSHIP

    The membership of the Audit Committee shall consist of at least two
(2) directors appointed by the Board. Each member of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock
Market, Inc.

    One member of the Audit Committee shall be assigned as Chairman of the Audit Committee by the Board. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, which shall include scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board.

    The Audit Committee shall meet at least once each calendar quarter, or more frequently as the Chairman of the Audit Committee considers necessary.

                          AUTHORITY OF AUDIT COMMITTEE

    The Audit Committee shall maintain free and open communication with the Company's independent auditors, the Company's internal auditors, if any, and the management of the Company. The Audit Committee shall have the authority to retain special legal counsel, accounting personnel or other consultants to advise the members of the Audit Committee. The Audit Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditor attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee.

                           DUTIES OF AUDIT COMMITTEE

    The Audit Committee shall:

    1. Review and reassess on an annual basis the adequacy of this Charter and recommend any proposed changes in the Charter to the Board for approval.

    2. Review the annual audited financial statements with Company management, including major issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

    3. Review any analysis prepared by Company management and the independent auditor of significant financial reporting issues and any judgments made in connection with the preparation of the Company's financial statements.

    4. Review with Company management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q or issuance of any press releases of a financial nature.

    5. Meet periodically with Company management to review the Company's major financial risk exposures and the steps Company management has taken to monitor and control such exposures.

    6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or Company management.

    7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

    8.  Approve the fees to be paid to the independent auditor.

    9. Receive formal written statements from the independent auditor delineating all relationships between the Company and the independent auditor, consistent with Independence Standards Board Standard 1, engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

    10. Work in conjunction with the Board to evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

    11. Review the appointment and replacement of the senior internal auditing executive, if any.

    12. Review the significant reports to Company management prepared by the internal auditing department, if any, and review and comment on Company management's responses thereto.

    13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

    15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review shall include, but not be limited to, the following:

        a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

        b.  Any changes required in the planned scope of the internal audit; and

        c.  The internal audit department responsibilities, budget and staffing.

    17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    18. Review with the Company's legal counsel any legal matters which may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    19. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

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
    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such actions are the responsibility of Company management and the independent auditor. Furthermore, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Company management and the independent auditor or to assure compliance with laws and regulations.

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